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                             POLYPHASE CORPORATION              Exhibit 21.1
                             LIST OF SUBSIDIARIES


Name                                       State of Incorporation
----                                       ----------------------

Polyphase Instrument Company               Pennsylvania

Overhill Farms, Inc.                       Nevada

Phasenet, Inc.                             Nevada

Dallas Parkway Properties, Inc.            Texas

Texas Timberjack, Inc.                     Texas